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                                                                    EXHIBIT 99.1


                                  LUKENS INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                                  May 28, 1998
The undersigned:
(i) as a holder of record of Lukens Inc. Common Stock and/or Lukens Inc. Series B ESOP Convertible Preferred Stock hereby appoints Ronald M. Gross, William
     H. Nelson and R. W. Van Sant the proxies of the undersigned (each with power to act alone and with power of substitution) to represent and vote, in the manner directed herein, the shares of such stock of Lukens Inc. which the undersigned would be entitled to vote if personally present; or

(ii) as a participant (and, where applicable, a named fiduciary) in the capital accumulation plan specified on the reverse side hereby instructs the trustee of such plan to vote all shares of Lukens Inc. Common Stock and/or Lukens Inc. Series B ESOP Convertible Preferred Stock which are credited to the undersigned's account in such plan in the manner directed herein at the Special Meeting of Stockholders of Lukens Inc. to be held at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware, on May 28, 1998, at 9:00 A.M., local time, or at any and all adjournments, postponements or continuations thereof, and in the proxies' or the trustee's discretion, as applicable, upon such other business as may properly come before the Special Meeting, all as set forth in the Notice of Special Meeting and in the Proxy Statement/Prospectus furnished herewith.

     The shares represented hereby will be voted in accordance with the specifications made on the reverse side or, IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR PROPOSALS 1 AND 2 SET FORTH ON THE REVERSE SIDE.
              ---


(PLEASE FILL IN, SIGN AND DATE ON REVERSE SIDE)     [SEE REVERSE]


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[X]Please mark
    your votes
    as this

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR
                                                                       ---
PROPOSALS 1 AND 2.

1. Adoption of the Agreement and Plan of Merger dated as of December 15, 1997, as amended as of January 4, 1998, (as so amended, the "Merger Agreement") among Bethlehem Steel Corporation, Lukens Acquisition Corporation and Lukens Inc. providing for the acquisition of Lukens Inc. by Bethlehem Steel Corporation, and pursuant to which stockholders of Lukens Inc. will receive the shares of common stock of Bethlehem Steel Corporation, cash or a combination thereof that such stockholder has the right to receive pursuant to the Merger Agreement, all as described in the Proxy Statement/Prospectus dated April 24, 1998.

2. In their discretion on any other matter which may properly come before the Special Meeting, including any adjournments, postponements or continuations thereof.


   FOR               AGAINST             ABSTAIN
  [   ]               [   ]               [   ]

  [   ]               [   ]               [   ]

Note: Please sign exactly as your name appears on this Proxy. Joint owners should each sign. When signing as corporate officer, attorney, executor, administrator, trustee or guardian, please give full title as such.

-----------------------------
Signature

-----------------------------
Signature, if held jointly

Date ________________________ , 1998